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EXHIBIT 1A-11

Consent of Independent Auditors

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

July 28, 2021

Board of Managers

370 MARKETS LLC

We hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of our report dated June 9, 2021, with respect to the balance sheet of 370 MARKETS LLC as of December 31, 2020 and the related statements of operations, members’ equity/deficit and cash flows for the inception period of June 9, 2020 through December 31, 2020 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

July 28, 2021